UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 2, 2008

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300 Northbrook, Illinois		60062
(Address of principal executive offices)		(Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On July 1, 2008, in connection with the closing (the “Closing”) of the acquisition of substantially all of the assets, and the assumption of certain liabilities, of the paper mill located in North Charleston, South Carolina (the “Charleston Mill”) and related business from MeadWestvaco South Carolina, LLC (“ SC”) and MeadWestvaco Corporation (“MeadWestvaco”), described in Item 2.01 below, KapStone Paper and Packaging Corporation (the “Company”) and its subsidiaries KapStone Kraft Paper Corporation (“KapStone”) and KapStone Charleston Kraft, LLC (“KapStone Charleston”), entered into the agreements described below.

Long Term Fiber Supply Agreement

Pursuant to the Long Term Fiber Supply Agreement (“Supply Agreement”), KapStone Charleston will purchase from MeadWestvaco Forestry, LLC, on a take or pay basis, specified amounts of pine pulpwood and saw timber for a period of 15 years.

The foregoing description of the Supply Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of the Supply Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.10.

Note Purchase Agreement

Pursuant to the Note Purchase Agreement dated July 1, 2008 (the “Note Purchase Agreement”) by and among the Company, KapStone and the purchasers listed in the Purchaser Schedule attached to the Note Purchase Agreement (the “Purchasers”), the Purchasers purchased from KapStone senior secured promissory notes (the “Senior Notes”) with an aggregate principal amount of $40,000,000.  KapStone used the proceeds from the issuance of the Senior Notes, together with borrowings under the Senior Credit Agreement (as defined below) and cash on hand, to finance the consideration for KapStone’s acquisition of the Charleston Mill and related business from MeadWestvaco, to repay certain existing indebtedness and to pay transaction fees and expenses.  The Senior Notes are guaranteed by the Company and the Company’s other domestic subsidiaries and are secured by substantially all of the assets of the Company, KapStone and the Company’s other domestic subsidiaries, including all of the capital stock of KapStone and the other guarantor subsidiaries and up to 66% of the capital stock of the Company’s foreign subsidiaries.

The Senior Notes mature on July 1, 2015 and bear interest at the rate of 8.30% per annum, payable quarterly on the 1st day of October, January, April and July in each year.  The Senior Notes are required to be repaid by KapStone in annual installments of $3 million on July 1, 2009; $4 million on July 1, 2010; $5 million on July 1, in each of the years 2011 to 2014, inclusive and $13 million on July 1, 2015.  The Senior Notes may be prepaid at any time with the payment of an applicable yield-maintenance amount.  In the event that a mandatory prepayment event occurs under the Senior Credit Agreement (certain asset dispositions, casualty events, exercises of outstanding warrants, debt and equity issuances and excess cash flow, in each case subject to certain conditions), then KapStone is required to offer to repay, without premium, a pro rata  portion of the Senior Notes held by each holder who accepts the KapStone’s prepayment offer (such portion based on the product of (a) the net cash proceeds from the mandatory prepayment event required to be prepaid pursuant to the Senior Credit Agreement multiplied by (b) a fraction, the number of which is the aggregate outstanding principal amount of the Senior Notes held by such holder and the denominator of which is the sum of (x) the aggregate outstanding principal amount under the Senior Credit Agreement and (y) the aggregate outstanding principal amount under all Senior Notes.)

The Senior Notes contain covenants that are substantially the same as the covenants contained in our Credit Agreement, dated as of June 12, 2008 (the “Senior Credit Agreement”), among the Company, KapStone, as borrower, the other subsidiaries of the Company named therein, as guarantors, the lenders named therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Subject to the Intercreditor Agreement described below, if an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, the holders of more than 50% in principal amount of Senior Notes then outstanding may declare all of the Senior Notes immediately due and payable together with interest accrued thereon and any yield maintenance amount; provided that if such event of default arises from the failure to pay principal, any yield maintenance amount or interest on the Senior Notes, any holder of a Senior Note may declare all of the Senior Notes held by such holder to be immediately due and payable.  If an event of default relating to the certain events of bankruptcy, insolvency or reorganization occurs and is continuing, the principal, interest and any yield maintenance amount on all of the Senior Notes shall automatically become immediately due and payable without notice or demand of any kind.

Intercreditor and Collateral Agency Agreement

The Company, KapStone and each of its guarantor subsidiaries entered into an Intercreditor and Collateral Agency Agreement dated July 1, 2008 (the “Intercreditor Agreement”) with Bank of America, N.A., as administrative agent under the Senior Credit Agreement, and each of the holders of Senior Notes.  The Intercreditor Agreement provides, among other things, that the borrowings under the Senior Credit Agreement and the Senior Notes shall be secured equally and ratably by the assets of the Company, KapStone and the Company’s other domestic subsidiaries.  Bank of America, N.A. is appointed as collateral agent to act on behalf of the holders of the Senior Notes and the lenders under the Senior Credit Agreement.

Item 1.02	Termination of a Material Definitive Agreement

In connection with the Closing, KapStone repaid in full all obligations and liabilities owing under that certain Credit Agreement dated as of January 2, 2007 among KapStone, various financial institutions and LaSalle Bank National Association.

Item 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2008, KapStone Charleston and KapStone consummated the purchase of substantially all of the assets, and the assumption of certain liabilities,  of the Charleston Mill, a related sawmill located in Summerville, South Carolina and four chipmills from SC and MeadWestvaco (the “Charleston Business”).  The assets of the Charleston Business consist of accounts receivables, inventories and other assets used in the manufacture and distribution of unbleached saturating kraft, unbleached coated kraft folding carton board and unbleached kraft linerboard. The assets also include an on-site power generator facility for the Charleston Mill. The aggregate price for the purchased assets was approximately $485 million subject to certain post-closing adjustments.

On July 1, 2008, the Company issued a press release announcing the Closing, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth under Item 1.01 of the Current Report on Form 8-K dated June 12, 2008, which disclosure is incorporated by reference, concerning the Senior Credit Agreement.

The term A loan facility of $390,000,000 and the term B loan facility of $25,000,000 under the Senior Credit Facilities was drawn in full at the Closing. In addition, $40,000,000 of Senior Notes were issued.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated by reference, concerning the Senior Notes.

Item 8.01	Other Events

On July 1, 2008, in connection with the Closing, KapStone Charleston entered into the agreements described below

Transition Services Agreement

Pursuant to the Agreement for the Provision of Transition Services (“TSA”), MeadWestvaco has agreed to provide operational support to KapStone Charleston commencing on the date of the Closing. The services include the following: (1) invoicing, credit and collection services; (2) accounts payable services; (3) supply chain services, and (4) information technology services. Kapstone Charleston is to use commercially reasonable efforts to transition all services within 12 months from the date of the Closing; however, KapStone Charleston may continue to use certain services for up to a period of 18 months from the commencement  of the TSA.  KapStone Charleston may, subject to 60 days prior written notice, elect to cease using any services.  The total cost for the transition services is estimated to be approximately $7.9 million based on the current terms for the respective services. If the services are terminated earlier, in accordance with the terms of the TSA, the costs will be correspondingly reduced.

Reciprocal Plant Operating Agreement

Pursuant to the Reciprocal Plant Operating Agreement (the “Operating Agreement”), KapStone Charleston and SC have agreed that the Charleston Mill and the crude tall oil plant (the “CTO Plant”) owned by SC (and located in the same industrial complex as the Charleston Mill) and the specialty chemical processing and manufacturing plant owned by SC (“MCF”) will share the use of the Cosgrove rail yard and pipe bridges that carry transmission lines and pipeline between the Charleston Mill, the CTO Plant and the MCF and the joint perimeter fence that borders each such party’s property. The Charleston Mill and MCF will share the use of the jointly owned electrical distribution system. The Operating Agreement sets forth the repair and maintenance obligations of such parties with respect to the jointly used assets.

Pursuant to the Operating Agreement, KapStone Charleston will supply all of SC’s requirements for low pressure steam for the CTO Plant and MCF, water for the CTO Plant, hot condensate for use in the MCF, de-ionized water for the MCF, compressed air for the CTO Plant and the MCF, and treatment of wastewater and storm water produced by the CTO Plant and the MCF. The Charleston Mill and SC will together maintain an interior industrial fire brigade.

In addition, the Operating Agreement provides for the supply and acceptance of certain by-products (“By-Products”) by the parties.  Subject to certain exceptions, KapStone Charleston will supply SC’s CTO Plant with all soap produced by the Charleston Mill, and the CTO Plant will drain excess black liquor from the soap and return the excess black liquor back to the Charleston Mill.  Provided that the pH of Dirty Brine produced by the CTO plant is higher than 7.5, the Charleston Mill will accept the return from SC of at least that amount of dirty brine produced by the CTO Plant from the conversion of soap skimmings. The Charleston Mill will also supply all of SC’s requirements for weak white liquor for use as a base in TRS scrubbers at the CTO Plant and the MCF. SC will return to the Charleston Mill all weak white liquor used by SC in its TRS scrubbers.

The price for the services and jointly used facilities are generally based upon:  (a) actual metered use of a utility resource; (b) a specified, fixed percentage of the Charleston Mill’s actual costs; (c) a good faith allocation of the costs (including overhead) of providing the service; and (d) an allocation of the costs based upon several pro rata use.  The Operating Agreement includes certain adjustments to the parties’ obligations in the event of shutdowns and/or closures or force majeure events and imposes penalties in the event a party fails to fulfill its obligations under the Operating Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this Form 8-K, including statements regarding the acquisition of the Charleston Business, future financial and operating results, benefits and synergies of the transaction, future opportunities for the Company after the acquisition and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s beliefs, assumptions and current expectations and are subject to certain risks and uncertainties which could cause actual results to differ materially from those presented in these forward-looking statements.  The potential risks and uncertainties include, among others, the ability of the Company to successfully integrate the Charleston Business’ operations and employees, the ability to realize anticipated synergies and cost savings, general economic conditions and industry specific conditions.  In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K/A, 10-Q and 8-K.  These filings identify and address other important factors that could cause the Company’s financial and operational results to differ materially from those contained in the forward looking statements set forth in this document. Accordingly, readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. Except to the extent required by law, the Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Item 9.01	Financial Statements and Exhibits

(a)            Financial Statements of Business Acquired

The Report of Independent Registered Public Accounting firm is hereby incorporated by reference to Exhibit 99.2.

The audited combined balance sheets of The Kraft Business (A Business of MeadWestvaco Corporation) as of December 31, 2007 and 2006 and related combined statements of operations, changes in equity and cash flows for the years ended December 31, 2007, 2006 and 2005 are incorporated by reference to Exhibit 99.2.

The unaudited combined balance sheets of The Kraft Business (A Business of MeadWestvaco Corporation) as of March 31, 2008 and related unaudited combined statements of operations and cash flows for the three months ended March 31, 2008 and 2007 are incorporated by reference to Exhibit 99.3.

(b)                                 Pro Forma Financial Information

The following information is attached hereto as Exhibit 99.4 and incorporated by reference:

(i)	Unaudited pro forma condensed combined balance sheet as of March 31, 2008.

(ii)	Unaudited pro forma condensed combined statement of income for the year ended December 31, 2007.

(iii)	Unaudited pro forma condensed combined statement of income for the three months ended March 31, 2008.

(iv)	Notes to unaudited proforma condensed combined financial data.

(d)                                 Exhibits

10.10	Long-Term Fiber Supply Agreement dated July 1, 2008 by and between MeadWestvaco Forestry, LLC and KapStone Charleston Kraft, LLC (with certain confidential information deleted there from)

10.11	Note Purchase Agreement dated July 1, 2008 by and among KapStone Paper and Packaging Corporation, KapStone Kraft Paper Corporation and each of the Purchasers Named Therein.

10.12

Intercreditor and Collateral Agency Agreement dated as of July 1, 2008 by and among Bank of America, N.A., a Collateral Agent, and Bank of American, N.A., as Administrative Agent under the Credit Facility Agreement on behalf of the Secured Lender Partners, and the Institutional Investors Listed Therein, as Noteholders.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm for The Kraft Business

99.1	Press Release, dated July 1, 2008, announcing the Closing

99.2

Audited combined balance sheets of The Kraft Business (A Business of MeadWestvaco Corporation) as of December 31, 2007 and 2006, and related combined statements of operations, changes in equity and cash flows for the years ended December 31, 2007, 2006 and 2005.

99.3

Unaudited combined balance sheets of The Kraft Business (A Business of MeadWestvaco Corporation) as of March 31, 2008 and December 31, 2007, and related unaudited combined statements of operations and cash flows for the three months ending March 31, 2008 and 2007.

99.4

Unaudited pro forma condensed combined balance sheet as of March 31, 2008 and unaudited pro forma condensed combined statements of income for the year ended December 31, 2007 and the three months ended March 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 2, 2008

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Name: Roger W. Stone
Title: Chief Executive Officer